EXHIBIT 4.2

TRUST SUPPLEMENT NO. 2013-1A

Dated as of March 12, 2013

between

AMERICAN AIRLINES, INC.

and

WILMINGTON TRUST COMPANY,

as Trustee,

to

PASS THROUGH TRUST AGREEMENT

Dated as of March 12, 2013

American Airlines Pass Through Trust 2013-1A

American Airlines Pass Through Certificates,

Series 2013-1A

Trust Supplement No. 2013-1A

AA Aircraft EETC

Trust Supplement No. 2013-1A

AA Aircraft EETC

i

Section 9.03 Governing Law	31
Section 9.04 Counterparts	31
Section 9.05 Intention of Parties	31
Section 9.06 Submission to Jurisdiction	31

EXHIBITS
Exhibit A - Form of Certificate
Exhibit B - DTC Letter of Representations

Trust Supplement No. 2013-1A

AA Aircraft EETC

ii

TRUST SUPPLEMENT NO. 2013-1A

This TRUST SUPPLEMENT NO. 2013-1A, dated as of March 12, 2013 (as amended from time to time, the “Trust Supplement”), between AMERICAN AIRLINES, INC., a Delaware corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company” or “American”), and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity but solely as trustee (together with any successor in interest and any successor or other trustee appointed as provided in the Basic Agreement, the “Trustee”) under the Pass Through Trust Agreement, dated as of March 12, 2013, between the Company and Wilmington Trust Company (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, which is unlimited as to the aggregate face amount of Certificates that may be issued and authenticated thereunder, has heretofore been executed and delivered;

WHEREAS, the Company owns the nine Boeing aircraft described in Part One of Schedule I to the NPA (the “Owned Aircraft”);

WHEREAS, American has obtained commitments from The Boeing Company pursuant to the Aircraft Purchase Agreement for the delivery scheduled on or prior to July 31, 2013 of four new Boeing 777-300ER aircraft described in Part Two of Schedule I to the NPA (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement and the NPA prior to the delivery thereof, the “New Aircraft” and, together with the Owned Aircraft, each, an “Aircraft” and collectively, the “Aircraft”), and American wishes to finance pursuant to the NPA a portion of the purchase price of each New Aircraft;

WHEREAS, pursuant to each Indenture, American will issue on a recourse basis two or more (but not more than three) series of Equipment Notes secured by the related Aircraft;

WHEREAS, the Trustee shall hereby declare the creation of the Class A Trust (as defined below) for the benefit of Holders of the Class A Certificates (as defined below) to be issued in respect of such Class A Trust, and the initial Holders of the Class A Certificates, as grantors of such Class A Trust, by their respective acceptances of the Class A Certificates, shall join in the creation of the Class A Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Class A Trust will evidence Fractional Undivided Interests in the Class A Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein;

WHEREAS, the Escrow Agent and the Initial Purchasers have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Initial Purchasers will deliver to the Escrow Agent the proceeds from the sale of the Class A Certificates, and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Series A Equipment Notes pursuant to the NPA and the applicable Participation Agreements from time to time prior to the Delivery Period Termination Date;

Trust Supplement No. 2013-1A

AA Aircraft EETC

WHEREAS, the Escrow Agent on behalf of the Class A Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which Deposits it will withdraw funds to allow the Trustee to purchase Series A Equipment Notes from time to time prior to the Delivery Period Termination Date;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement, as supplemented by this Trust Supplement, the NPA and the Participation Agreements, the Trustee on behalf of the Class A Trust shall from time to time purchase the Series A Equipment Notes issued by the Company pursuant to the Indentures having identical interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Class A Certificates issued hereunder and shall hold such Series A Equipment Notes in trust for the benefit of the Class A Certificateholders;

WHEREAS, pursuant to the terms and conditions of the Intercreditor Agreement referred to in Section 3.02(i) hereof, the Trustee and the other parties thereto will agree to the terms of subordination set forth therein;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

WHEREAS, upon the occurrence of a Registration Event, the Basic Agreement, as supplemented by this Trust Supplement, shall become subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Unless otherwise specified herein or the context otherwise requires, capitalized terms used but not defined herein, including in the recitals hereto, shall have the respective meanings set forth, and shall be construed and interpreted in the manner described, in the Basic Agreement. As used herein, the term “Agreement” shall mean the Basic Agreement, as supplemented by this Trust Supplement. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement).

Account: Has the meaning ascribed thereto in the Deposit Agreement.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Additional Certificates: Has the meaning specified in the Intercreditor Agreement.

Additional Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Additional Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Additional Trust: Has the meaning specified in the Intercreditor Agreement.

Additional Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Affiliate: Has the meaning specified in the Intercreditor Agreement.

Agreement: Has the meaning specified in the first paragraph of Section 1.01 of this Trust Supplement.

Aircraft: Means the “Aircraft” specified in the recitals to this Trust Supplement and as further defined in the applicable Indenture, and any Replacement Aircraft (as defined in the applicable Indenture) in replacement thereof in accordance with the applicable Indenture.

Aircraft Purchase Agreement: Has the meaning specified in the NPA.

American: Has the meaning specified in the preamble to this Trust Supplement.

Applicable Funding Date: Has the meaning specified in Section 7.01(b) of this Trust Supplement.

Applicable Notice of Purchase Withdrawal: Has the meaning specified in the Escrow Agreement.

Applicable Participation Agreement: Has the meaning specified in Section 7.01(b) of this Trust Supplement.

Bankruptcy Code: Means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended from time to time, or any successor statutes thereto.

Bankruptcy Court: Means the Bankruptcy Court for the Southern District of New York.

Basic Agreement: Has the meaning specified in the preamble to this Trust Supplement.

Business Day: Has the meaning specified in the Intercreditor Agreement.

Certificate: Means a Class A Certificate or a Class B Certificate, as applicable.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Certificate Buy-Out Event: Has the meaning specified in the Intercreditor Agreement.

Certificateholder: Means, with respect to any Class of Certificates, the Person in whose name a Certificate is registered in the Register for the Certificates of such Class.

Certificate Purchase Agreement: Means the Purchase Agreement, dated as of March 5, 2013, among the Initial Purchasers and American, relating to the purchase of the Certificates by the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Class: Has the meaning specified in the Intercreditor Agreement.

Class A Certificateholder: Means, at any time, any Certificateholder of one or more Class A Certificates.

Class A Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.

Class A Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.

Class A Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Class A Trust: Has the meaning specified in Section 2.01 of this Trust Supplement.

Class B Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Class B Certificates: Has the meaning specified in the Intercreditor Agreement.

Class B Trust: Has the meaning specified in the Intercreditor Agreement.

Class B Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Class B Trustee: Has the meaning specified in the Intercreditor Agreement.

Code: Means the Internal Revenue Code of 1986, as amended.

Company: Has the meaning specified in the preamble to this Trust Supplement.

Corporate Trust Office: Has the meaning specified in the Intercreditor Agreement.

Cut-off Date: Has the meaning specified in Section 3.02(b) of this Trust Supplement.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Definitive Certificates: Has the meaning specified in Section 4.01(e) of this Trust Supplement.

Delivery Period Termination Date: Has the meaning specified in the NPA.

Deposit Agreement: Means, subject to Section 5 of the NPA, the Deposit Agreement (Class A), dated as of the date hereof, relating to the Class A Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Depositary: Means, subject to Section 5 of the NPA, Natixis S.A., a French société anonyme, acting via its New York Branch.

Deposits: Has the meaning specified in the Deposit Agreement.

Distribution Date: Means a Regular Distribution Date or a Special Distribution Date.

DTC: Has the meaning specified in Section 3.02(f) of this Trust Supplement.

DTC Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

ERISA: Means the Employee Retirement Income Security Act of 1974, as amended.

Escrow Agent: Means, initially, Wilmington Trust, National Association, a national banking association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

Escrow Agreement: Means the Escrow and Paying Agent Agreement (Class A), dated as of the date hereof, relating to the Class A Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Escrow Paying Agent: Means the “Paying Agent” as defined in the Escrow Agreement.

Escrow Period Termination Date: Has the meaning specified in Section 5.01(c)(i) of this Trust Supplement.

Escrow Receipt: Means a receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Event of Default: With respect to any Indenture, has the meaning specified in Section 4.01 of such Indenture.

Event of Loss Withdrawal: Has the meaning specified in the Escrow Agreement.

Exchange Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.

Exchange Offer Registration Statement: Has the meaning specified in the Registration Rights Agreement.

Existing Bankruptcy Case: Means the cases of the Company and certain of its affiliates commenced under Chapter 11 of the Bankruptcy Code on November 29, 2011 in the Bankruptcy Court and jointly administered under case number 11-15463 (SHL).

Final Withdrawal: Has the meaning specified in the Escrow Agreement.

Final Withdrawal Date: Has the meaning specified in the Escrow Agreement.

Fractional Undivided Interests: Has the meaning specified in the Intercreditor Agreement.

Funding Date: Has the meaning specified in the NPA.

Funding Notice: Has the meaning specified in the NPA.

Global Certificate: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Global Exchange Certificate: Has the meaning specified in Section 4.01(f) of this Trust Supplement.

Holder: Means a Certificateholder.

Indenture: Has the meaning specified in the Intercreditor Agreement.

Indirect Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Initial Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.

Initial Purchasers: Means the several initial purchasers listed as such in the Certificate Purchase Agreement.

Intercreditor Agreement: Has the meaning specified in Section 3.02(i) of this Trust Supplement.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Investment Grade Rating: Means a rating in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by at least one nationally recognized statistical rating organization that is not an affiliated Person of American or the Class A Trust or of any Person involved in the organization or operation of American or the Class A Trust.

Issuance Date: Has the meaning specified in Section 7.01(a) of this Trust Supplement.

Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Loan Trustee: Means, with respect to any Indenture, the bank, trust company or other financial institution designated as loan trustee thereunder, and any successor to such loan trustee.

New Aircraft: Has the meaning specified in the recitals to this Trust Supplement.

Note Documents: Means, collectively, the Participation Agreements, the Indentures, each Indenture Supplement (as defined in any Indenture), each Manufacturer’s Consent (as defined in any Indenture) and the Equipment Notes.

Notice of Purchase Withdrawal: Has the meaning specified in the Deposit Agreement.

NPA: Means the Note Purchase Agreement, dated as of the date hereof, among the Trustee, the Class B Trustee, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Series A Equipment Notes by the Trustee on behalf of the Class A Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Offering Memorandum: Means the final offering memorandum dated March 5, 2013 relating to the offering of the Certificates.

Officer’s Certificate: Means a certificate signed, (a) in the case of the Company, by the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, any Vice President or the Treasurer of the Company, or (b) in the case of the Trustee or the Loan Trustee, a Responsible Officer of the Trustee or such Loan Trustee, as the case may be.

Operative Agreements: Has the meaning specified in the Intercreditor Agreement.

Other Agreements: Means (i) the Class B Trust Agreement, (ii) the Additional Trust Agreement, if any, and (iii) the Basic Agreement as supplemented by a Trust Supplement (as defined in the Basic Agreement) relating to any Refinancing Trust.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Other Trustees: Means the trustees under the Other Agreements and any successor or other trustee appointed as provided therein.

Other Trusts: Means the Class B Trust and any Additional Trust, or any Refinancing Trust or Trusts, if any, in each case created by the applicable Other Agreement.

Owned Aircraft: Has the meaning specified in the recitals to this Trust Supplement.

Participation Agreement: Has the meaning specified in the Intercreditor Agreement.

Paying Agent: Means, with respect to the Class A Certificates, the paying agent maintained and appointed for such Class A Certificates pursuant to Section 7.12 of the Basic Agreement.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Means a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Code, or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a Similar Law.

Plan Effective Date: Means the effective date of any plan of reorganization filed in the Existing Bankruptcy Case and confirmed pursuant to Section 1129 of the Bankruptcy Code.

Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Class A Certificates less (ii) the aggregate amount of all distributions made as of such date in respect of the Class A Certificates or in respect of Deposits other than distributions made in respect of interest or Premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any distribution with respect to unused Deposits, the payment of principal, if any, of the Series A Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on such date.

Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Class A Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any distribution with respect to unused Deposits, payment of principal, if any, of the Series A Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Premium: Has the meaning specified in the Intercreditor Agreement.

Trust Supplement No. 2013-1A

AA Aircraft EETC

QIB: Has the meaning specified in Section 4.04(b) of this Trust Supplement.

Rating Agencies: Has the meaning specified in the Intercreditor Agreement.

Refinancing Certificate: Has the meaning specified in the Intercreditor Agreement.

Refinancing Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Refinancing Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Refinancing Trust: Has the meaning specified in the Intercreditor Agreement.

Refinancing Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Register: Has the meaning specified in Section 4.05 of this Trust Supplement.

Registrar: Has the meaning specified in Section 4.05 of this Trust Supplement.

Registration Event: Has the meaning specified in Exhibit A of this Trust Supplement.

Registration Rights Agreement: Means the Registration Rights Agreement, dated March 12, 2013, among American, the Initial Purchasers, the Trustee and the Class B Trustee.

Regular Distribution Date: Has the meaning specified in Section 3.02(c) of this Trust Supplement.

Replacement Depositary: Has the meaning specified in the NPA.

Replacement Depositary Agreement: Has the meaning specified in the NPA.

Replacement Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.

Replacement Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Responsible Officer: Has the meaning specified in the Intercreditor Agreement.

Restricted Legend: Has the meaning specified in Section 4.02(a) of this Trust Supplement.

Rule 144A: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Scheduled Payment: Has the meaning specified in the Intercreditor Agreement.

Securities Act: Means the Securities Act of 1933, as amended.

Series A Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Shelf Registration Statement: Has the meaning specified in the Registration Rights Agreement.

Similar Law: Means a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

Special Distribution Date: Means, with respect to the Class A Certificates, each date on which a Special Payment is to be distributed as specified in this Agreement.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or the Collateral (as defined in any Indenture).

Special Payments Account: Means, with respect to the Class A Certificates, the account or accounts created and maintained for such series pursuant to Section 4.01(b) of the Basic Agreement (as modified by Section 7.01(c) of this Trust Supplement) and this Trust Supplement.

Subordination Agent: Has the meaning specified in the Intercreditor Agreement.

transfer: Has the meaning specified in Section 4.04 of this Trust Supplement.

Triggering Event: Has the meaning specified in the Intercreditor Agreement.

Trust: Means the Class A Trust or the Class B Trust, as applicable.

Trust Indenture Act: Means the Trust Indenture Act of 1939, as amended.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Series A Equipment Notes held as the property of the Class A Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Notes and (iii) all rights of the Class A Trust and the Trustee, on behalf of the Class A Trust, under the Intercreditor Agreement, the Escrow Agreement, the NPA and the Class A Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Class A Trust pursuant to the Intercreditor Agreement or the Class A Liquidity Facility, provided, that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Series A Equipment Notes to be held herein, will not constitute Trust Property.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Trust Supplement: Has the meaning specified in the preamble to this Trust Supplement.

Trustee: Has the meaning specified in the preamble to this Trust Supplement.

Withdrawal Certificate: Has the meaning specified in the Escrow Agreement.

ARTICLE II

DECLARATION OF TRUST

Section 2.01 Declaration of Trust. The Trustee hereby declares the creation of a Trust, designated the “American Airlines Pass Through Trust 2013-1A” (the “Class A Trust”), for the benefit of the Holders of the Class A Certificates to be issued in respect of such Class A Trust, and the initial Holders of the Class A Certificates, as grantors of such Class A Trust, by their respective acceptances of the Class A Certificates, join in the creation of such Class A Trust with the Trustee. The Trustee, by the execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 7.01(b) of this Trust Supplement, the NPA and the Participation Agreements and the Trustee will hold such right, title and interest for the benefit of all present and future Holders of the Class A Certificates, upon the trusts set forth in the Basic Agreement and this Trust Supplement. The provisions of this Section 2.01 supersede and replace the provisions of Sections 2.03 of the Basic Agreement, with respect to the Class A Trust.

Section 2.02 Permitted Activities. The Class A Trust may only engage in the transactions contemplated by the Operative Agreements, subject to Section 9.05 of this Trust Supplement.

ARTICLE III

THE CERTIFICATES

Section 3.01 The Certificates. There is hereby created a series of Certificates to be issued under this Agreement designated as “American Airlines Pass Through Certificates, Series 2013-1A” (the “Initial Certificates”). The exchange certificates which may be issued and offered in exchange for the Initial Certificates pursuant to the Registration Rights Agreement shall be known as the “American Airlines Exchange Pass Through Certificates, Series 2013-1A” (the “Exchange Certificates”). The Initial Certificates and the Exchange Certificates are hereinafter defined as the “Class A Certificates”. Each Class A Certificate represents a Fractional Undivided Interest in the Class A Trust created hereby. The Class A Certificates shall be the only instruments evidencing a Fractional Undivided Interest in the Class A Trust. The Class A Certificates do not represent indebtedness of the Class A Trust, and references herein to interest accruing on the Class A Certificates are included for purposes of computation only.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Section 3.02 Terms and Conditions. The terms and conditions applicable to the Class A Certificates and the Class A Trust are as follows:

(a) The aggregate face amount of the Class A Certificates that may be authenticated and delivered under this Agreement (except for Class A Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class A Certificates pursuant to Sections 3.03, 3.05 and 3.06 of the Basic Agreement and Sections 4.03, 4.04 and 4.05 of this Trust Supplement) is $506,746,000.

(b) The Cut-off Date is the earlier of (i) the day after the Delivery Period Termination Date, and (ii) the date on which a Triggering Event occurs.

(c) The distribution dates with respect to any payment of Scheduled Payments (each such distribution date, a “Regular Distribution Date”) shall be each January 15 and each July 15, commencing on July 15, 2013, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

(d) The Special Distribution Date with respect to the Class A Certificates means any Business Day on which a Special Payment is to be distributed pursuant to this Agreement.

(e) At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Class A Certificate. In any event, any transfer or exchange of any Class A Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Class A Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Class A Certificate to which an Escrow Receipt is attached, each holder of such a Class A Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt as set forth herein, in such Escrow Receipt, and in the Escrow Agreement.

(f) The Class A Certificates shall be in the form attached hereto as Exhibit A, shall be Book-Entry Certificates (subject to Section 3.05(d) of the Basic Agreement and Section 4.03 of this Trust Supplement), and shall be subject to the conditions set forth in the Letter of Representations between the Class A Trust and The Depository Trust Company and any successor agency thereto (“DTC”), as initial Clearing Agency, attached hereto as Exhibit B.

(g) The proceeds of the offering of Class A Certificates issued by the Class A Trust and related Escrow Receipts shall be deposited in the Accounts and shall be used in accordance with the Escrow Agreement, the Deposit Agreement and the NPA to acquire from time to time the Series A Equipment Notes described in Schedule III to the NPA that relate to the Aircraft and to the Note Documents described in Schedule III to the NPA.

(h) Any Person acquiring or accepting a Class A Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase Class A Certificates or an interest therein or (ii) the purchase and holding of Class A Certificates or interests therein by such Person is exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions.

Trust Supplement No. 2013-1A

AA Aircraft EETC

(i) The Class A Certificates will be subject to the following Intercreditor Agreement (and to the extent the terms thereof (including the definitions of defined terms) are inconsistent with the terms of this Agreement, such Intercreditor Agreement shall control): that certain Intercreditor Agreement, dated as of the date hereof, among Wilmington Trust Company, as Trustee and Class B Trustee, Natixis S.A., acting via its New York Branch, as each Liquidity Provider, and Wilmington Trust Company, as Subordination Agent thereunder (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”). Upon the occurrence of a Certificate Buy-Out Event, the holders of the Class B Certificates or Additional Certificates (if any) shall have the rights set forth in Article VI hereof. The Trustee and, by acceptance of any Class A Certificate, each Certificateholder thereof, agrees to be bound by all of the provisions of the Intercreditor Agreement, including the subordination provisions of Section 9.09 thereof.

(j) The Class A Certificates have the benefit of the Deposit Agreement and the Escrow Agreement.

(k) The Class A Certificates will have the benefit of the following liquidity facility: that certain Revolving Credit Agreement (2013-1A), dated as of the date hereof, between Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the Class A Trust, and the Class A Liquidity Provider.

(l) The Responsible Party is the Company.

(m) The Parent will not initially guarantee the obligations of the Company under any Series A Equipment Notes to be acquired by the Class A Trust.

(n) The Company, the Parent, any other obligor upon the Class A Certificates, and any Affiliate of any thereof may acquire, tender for, purchase, own, hold, become the pledgee of and otherwise deal with any Class A Certificate.

ARTICLE IV

ISSUANCE AND TRANSFER OF THE CLASS A CERTIFICATES

Section 4.01 Issuance of Class A Certificates. (a) The Initial Certificates will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. The Exchange Certificates will be issued in denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. Each Class A Certificate shall be dated the date of its authentication.

Trust Supplement No. 2013-1A

AA Aircraft EETC

(b) The Initial Certificates offered and sold in reliance on Rule 144A under the Securities Act, or any successor regulation thereto (“Rule 144A”) shall be issued initially in the form of one or more global Certificates in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto (each, a “Global Certificate”), duly executed and authenticated by the Trustee as hereinafter provided. Each Global Certificate will be registered in the name of a nominee for DTC for credit to the account of members of, or participants in, DTC (“DTC Participants”) or to the account of indirect participants that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”), and will be deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of a Global Certificate may from time to time be increased or decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC for such Global Certificate, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Certificate.

(c) [Reserved]

(d) [Reserved]

(e) Certificated Certificates in registered form shall be issued in substantially the form set forth as Exhibit A hereto (the “Definitive Certificates”) and shall be in fully registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Definitive Certificates, as evidenced by their execution of such Definitive Certificates.

(f) The Exchange Certificates shall be issued in the form of one or more global certificates substantially in the form of Exhibit A hereto (each, a “Global Exchange Certificate”), except that (i) the Restricted Legend shall be omitted and (ii) such Exchange Certificates shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in Exhibit A hereto relating to the nature of the Exchange Certificates as the Responsible Officer of the Trustee executing such Exchange Certificates on behalf of the Trust may determine, as evidenced by such officer’s execution on behalf of the Trust of such Exchange Certificates. Such Global Exchange Certificates shall be in registered form and be registered in the name of a nominee for DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of any Global Exchange Certificate may from time to time be increased or decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC for such Global Exchange Certificate, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Exchange Certificate.

Section 4.02 Restrictive Legends. (a) Subject to Sections 4.03, 4.04 and 4.05, unless and until (i) an Initial Certificate is sold under an effective Shelf Registration Statement or (ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement, in each case as provided for in the Registration Rights Agreement, each Global Certificate and each Definitive Certificate shall bear a legend to the following effect (the “Restricted Legend”) on the face thereof, unless the Company and the Trustee determine otherwise consistent with applicable law:

Trust Supplement No. 2013-1A

AA Aircraft EETC

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I) (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (D) TO AMERICAN AIRLINES, INC. OR ANY AFFILIATE THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(I)(C) ABOVE), IT WILL FURNISH TO THE TRUSTEE AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (2) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE

Trust Supplement No. 2013-1A

AA Aircraft EETC

EARLIER OF THE TRANSFER OF THE CERTIFICATES PURSUANT TO CLAUSE 2(I)(C) ABOVE OR UPON ANY TRANSFER OF THE CERTIFICATES UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). TRUST SUPPLEMENT NO. 2013-1A TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(b) Each Global Certificate and each Global Exchange Certificate shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(c) Each Class A Certificate shall also bear the following legend on the face thereof:

BY ITS ACQUISITION OR ACCEPTANCE HEREOF OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR OF SUCH INTEREST REPRESENTS THAT EITHER (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A NON-U.S., GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), HAVE BEEN USED TO PURCHASE THIS SECURITY OR ANY INTEREST HEREIN, OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN BY THE HOLDER IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY PROVISION OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Section 4.03 Book-Entry Provisions for Global Certificates and Global Exchange Certificates. (a) DTC Participants shall have no rights under this Agreement with respect to any Global Certificate or Global Exchange Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate or Global Exchange Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its DTC Participants, the operation of customary practices governing the exercise of the rights of a holder of any Class A Certificate. Upon the issuance of any Global Certificate or Global Exchange Certificate, the Registrar or its duly appointed agent shall record CEDE & Co. or another nominee of DTC as the registered holder of such Global Certificate or Global Exchange Certificate.

(b) Transfers of any Global Certificate or Global Exchange Certificate shall be limited to transfers of such Global Certificate or Global Exchange Certificate in whole, but not in part, to nominees of DTC, its successor or such successor’s nominees. Beneficial interests in Global Certificates or Global Exchange Certificates may be transferred in accordance with the rules and procedures of DTC and the provisions of Article IV of this Trust Supplement. Beneficial interests in Global Certificates or Global Exchange Certificates shall be delivered to all beneficial owners thereof in the form of Definitive Certificates, if (i) DTC notifies the Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary for the Global Certificates or Global Exchange Certificates, and a successor depositary is not appointed by the Trustee within 90 days of such notice, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence and during the continuance of an Event of Default, Class A Certificateholders with Fractional Undivided Interests aggregating not less than a majority in interest in the Class A Trust advise the Trustee, the Company and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Class A Certificateholders’ best interests. Neither the Company nor the Trustee shall be liable if the Company or the Trustee is unable to locate a qualified successor clearing system.

(c) [Reserved]

(d) In connection with the transfer of the entire amount of a Global Certificate or Global Exchange Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 4.03, such Global Certificate or Global Exchange Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver to each beneficial owner, in exchange for the beneficial interest thereof in such Global Certificate or Global Exchange Certificate, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such beneficial owner and related aggregate principal amount shall have been identified and otherwise set forth (together with such

Trust Supplement No. 2013-1A

AA Aircraft EETC

other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Trustee. None of the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such registration instructions and each such Person may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of any Definitive Certificate, the Trustee shall recognize the Person in whose name such Definitive Certificate is registered in the Register as a Certificateholder hereunder.

(e) Any Definitive Certificate delivered in exchange for an interest in a Global Certificate or Global Exchange Certificate, pursuant to paragraph (b) of this Section 4.03 shall, except as otherwise provided by paragraph (e) of Section 4.04, shall bear the Restricted Legend.

(f) The registered Holder of a Global Certificate or Global Exchange Certificate may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Agreement or the Class A Certificates.

(g) Neither the Company, nor the Trustee, nor the Registrar, nor the Paying Agent shall have any responsibility or liability for: (i) any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or Global Exchange Certificates, (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (iii) the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operation or any other statutory, regulatory, contractual or customary procedures governing their obligations.

Section 4.04 Special Transfer Provisions. Unless and until (i) an Initial Certificate is sold under an effective Shelf Registration Statement, or (ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply with respect to the registration of any proposed offer, pledge, resale or other transfer (each a “transfer”) of such Initial Certificates:

(a) [Reserved]

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Certificate to a qualified institutional buyer (“QIB”), as defined in Rule 144A:

(i) If the Class A Certificate to be transferred consists of Definitive Certificates, the Registrar shall register the transfer, if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Class A Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing the Initial Certificate for its own account or an account with respect to which it exercises sole

Trust Supplement No. 2013-1A

AA Aircraft EETC

investment discretion and that it, and the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust and/or the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(ii) If the proposed transferee is a DTC Participant and the Class A Certificate to be transferred consists of Definitive Certificates, upon receipt by the Registrar of the documents referred to in clause (i) above and instructions given in accordance with DTC’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of Global Certificates in an amount equal to the principal amount of the Definitive Certificates being transferred, and the Trustee shall cancel such Definitive Certificates so transferred.

(c) [Reserved]

(d) [Reserved]

(e) Restricted Legend. Upon the transfer, exchange or replacement of Class A Certificates not bearing the Restricted Legend, the Registrar shall deliver Class A Certificates that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Class A Certificates bearing the Restricted Legend, the Registrar shall deliver only Class A Certificates that bear the Restricted Legend, unless there is delivered to the Registrar and the Company an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(f) General. By its acceptance of any Class A Certificate bearing the Restricted Legend, each Holder of such a Class A Certificate (i) represents that it is accepting such Class A Certificates for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and (ii) acknowledges the restrictions on transfer of such Class A Certificate and any interest therein set forth in this Trust Supplement and agrees that it will transfer such Class A Certificate and any interest therein only as provided in this Trust Supplement. The Registrar shall not register a transfer of any Class A Certificate unless such transfer complies with the restrictions on transfer of such Class A Certificate set forth in this Trust Supplement. In connection with any transfer of Class A Certificates, each Class A Certificateholder agrees by its acceptance of the Class A Certificates to furnish the Registrar or the Trustee and the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article IV of this Trust Supplement; provided that the Registrar and the Trustee shall not be required to determine the sufficiency of any such certifications, legal opinions or other information and shall be fully protected in relying thereon.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Until such time as no Class A Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 4.04. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(g) Investment Grade Rating. Each Holder of Class A Certificates agrees that if the Class A Certificates do not have an Investment Grade Rating and such Holder is (i) an affiliate of American or the Class A Trust, or a broker-dealer selling or otherwise transferring Class A Certificates acquired directly from American for its own account, or (ii) an underwriter as defined in section 2(a)(11) of the Securities Act, such Holders (a) may not resell or otherwise transfer such Class A Certificates under a Shelf Registration Statement and (b) may only offer, sell or otherwise transfer such Class A Certificates to QIBs.

Section 4.05 Transfer and Exchange. The Registrar shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Class A Certificates in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of such Class A Certificates and of transfers and exchanges of such Class A Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Class A Certificates and transfers and exchanges of such Class A Certificates as herein provided. Promptly upon the Trustee’s request therefor, (a) the Registrar shall provide to the Trustee a true and complete copy of the Register, and (b) the Registrar shall provide to the Trustee such information regarding the Class A Certificates and the Class A Certificateholders as is reasonably available to the Registrar.

All Class A Certificates issued upon any registration of transfer or exchange of Class A Certificates shall be valid obligations of the Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Class A Certificates surrendered upon such registration of transfer or exchange.

Upon surrender for registration of transfer of any Class A Certificate at the Corporate Trust Office or such other office or agency designated by the Registrar with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee, the Registrar and the Company, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class A Certificates, in authorized denominations of a like aggregate Fractional Undivided Interest. Whenever any Class A Certificates are surrendered for exchange, the Trustee shall execute, authenticate and deliver the Class A Certificates that the Class A Certificateholder making the exchange is entitled to receive. Every Class A Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Class A Certificateholder thereof or its attorney duly authorized in writing. The Registrar and/or the Trustee may request and shall be entitled to receive as a prerequisite to the registration of transfers of any Class A Certificate in connection with any transfer signature guarantees satisfactory to it in its reasonable discretion.

Trust Supplement No. 2013-1A

AA Aircraft EETC

The Registrar shall not register the transfer or exchange of any Class A Certificate in the name of any Person unless and until evidence satisfactory to the Company and the Trustee that the conditions to any such transfer or exchange set forth in Sections 4.02 through 4.04 shall have been satisfied is submitted to them and the Company has so notified the Trustee and the Registrar in writing of such satisfaction. The Registrar and the Trustee shall not be liable to any Person for registering any transfer or exchange, or for executing, authenticating or delivering any Class A Certificate based on such certification. The Registrar and the Trustee may treat the Person in whose name any Class A Certificate is registered as the sole owner of the beneficial interest in the Class A Trust evidenced by such Class A Certificate.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Class A Certificates at the Registrar’s request. No service charge shall be made to a Class A Certificateholder for any registration of transfer or exchange of Class A Certificates, but the Trustee and the Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Class A Certificates. All Class A Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee. Notwithstanding anything contained herein or elsewhere to the contrary, neither the Registrar nor the Trustee shall have any duty or obligation with respect to any transfer, exchange or other disposition of an economic interest in a Class A Certificate (other than a transfer of a Class A Certificate itself) or any personal liability to any Person in connection with the same.

ARTICLE V

DISTRIBUTION; STATEMENTS TO CERTIFICATEHOLDERS

Section 5.01 Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution to the Class A Certificateholders a statement, giving effect to the distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate face amount of Class A Certificates as to (ii), (iii), (iv) and (v) below):

(i) the aggregate amount of funds distributed on such Distribution Date under this Agreement and the Escrow Agreement, indicating the amount, if any, allocable to each source (including any portion thereof paid by the Class A Liquidity Provider);

(ii) the amount of such distribution under this Agreement allocable to principal and the amount allocable to Premium (if any);

(iii) the amount of such distribution under this Agreement allocable to interest (including any portion thereof paid by the Class A Liquidity Provider);

(iv) the amount of such distribution under the Escrow Agreement allocable to interest, if any;

(v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

Trust Supplement No. 2013-1A

AA Aircraft EETC

(vi) the Pool Balance and the Pool Factor.

With respect to the Class A Certificates registered in the name of DTC or its nominee, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the DTC Participants reflected on DTC’s books as holding interests in the Class A Certificates on such Record Date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant whose name has been provided by DTC the statement described above and will make available additional copies as requested by such DTC Participants for forwarding to holders of interests in the Class A Certificates.

(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Class A Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was a Class A Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Class A Certificateholder may reasonably request as necessary for the purpose of such Certificateholder’s preparation of its United States federal income tax returns or foreign income tax returns. With respect to Class A Certificates registered in the name of DTC or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to the holders of interests in the Class A Certificates.

(c) Promptly following:

(i) the Delivery Period Termination Date, or, if later, the date of any Final Withdrawal (the later of such dates, the “Escrow Period Termination Date”), if there has been, on or prior to the Escrow Period Termination Date, (A) any change in the information set forth in clauses (y) and (z) below from that set forth in pages 60 and 61 of the Offering Memorandum, or (B) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Series A Equipment Notes held in the Class A Trust, any Event of Loss Withdrawal or any Final Withdrawal, and

(ii) the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Series A Equipment Notes held in the Class A Trust, in either case described in this clause (ii), occurring after the Escrow Period Termination Date, the Trustee shall furnish to Class A Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Series A Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Class A Certificates registered in the name of DTC, on the Delivery Period Termination Date,

Trust Supplement No. 2013-1A

AA Aircraft EETC

the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Class A Certificates on such date. The Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of interests in the Class A Certificates.

(d) If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date differ from the amounts thereof set forth for the Class A Certificates on pages 60 and 61 of the Offering Memorandum, by no later than the 15th day prior to such Regular Distribution Date, the Trustee shall mail written notice of the actual amount of such scheduled payments to the Class A Certificateholders of record as of a date within 15 Business Days prior to the date of mailing.

(e) The provisions of this Section 5.01 supersede and replace the provisions of Section 4.03 of the Basic Agreement in their entirety with respect to the Class A Trust.

ARTICLE VI

DEFAULT

Section 6.01 Purchase Rights of Certificateholders. (a) By acceptance of its Class A Certificate, each Class A Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buy-Out Event:

(i) so long as no Additional Certificateholder has elected to exercise its rights to purchase Certificates pursuant to, and given notice of such election in accordance with, this Section 6.01 (upon such election and notification thereof, the right specified in this Section 6.01(a)(i) shall be suspended and (x) upon consummation of the purchase pursuant to such election, be terminated with respect to such Certificate Buy-Out Event, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be revived), each Class B Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase all, but not less than all, of the Class A Certificates upon ten days’ prior written irrevocable notice to the Trustee, the Class B Trustee and each other Class B Certificateholder, on the third Business Day following the expiration of such ten- day notice period, provided, that (A) if prior to the end of such ten-day period any other Class B Certificateholder(s) (other than the Company or any of its Affiliates) notifies such purchasing Class B Certificateholder that such other Class B Certificateholder(s) want(s) to participate in such purchase, then such other Class B Certificateholder(s) (other than the Company or any of its Affiliates) may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Class A Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) upon consummation of such purchase no Class B Certificateholder shall have a right to purchase the Class A Certificates pursuant to this Section 6.01(a)(i) during the continuance of such Certificate Buy-Out Event;

Trust Supplement No. 2013-1A

AA Aircraft EETC

(ii) if any Additional Certificates are issued by an Additional Trust, each Additional Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates upon ten days’ prior written irrevocable notice to the Trustee, the Class B Trustee and each other Additional Certificateholder, on the third Business Day following the expiration of such ten- day notice period, provided that (A) if prior to the end of such ten- day period any other Additional Certificateholder(s) (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder(s) want(s) to participate in such purchase, then such other Additional Certificateholder(s) (other than the Company or any of its Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Additional Trust held by each such Additional Certificateholder and (B) upon consummation of such purchase no Additional Certificateholder shall have a right to purchase the Class A Certificates and the Class B Certificates pursuant to this Section 6.01(a)(ii) during the continuance of such Certificate Buy-Out Event; and

(iii) if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 6.01(a) (and to receive notice in connection therewith) as the Holders of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Class A Certificates shall be equal to the Pool Balance of the Class A Certificates, together with accrued and unpaid interest in respect thereof to the date of such purchase, and any other amounts then due and payable to the Class A Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement, any Series A Equipment Note held as the property of the Class A Trust or the related Indenture and Participation Agreement or on or in respect of the Class A Certificates but without any Premium, provided, however, that if such purchase occurs after (x) a record date specified in Section 2.03 of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under the Escrow Agreement, such purchase price shall be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Class A Certificateholders as of such record date) or (y) the Record Date relating to any Distribution Date, such purchase price shall be reduced by the amount to be distributed hereunder on such related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Class A Certificateholders as of such Record Date); provided, further, that no such purchase of Class A Certificates pursuant to this Section 6.01(a) shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement, the Class B Trust Agreement, the Additional Trust Agreement (if any) or the applicable Refinancing Trust Agreement (as the case may be), and the Intercreditor Agreement, all of the Class A Certificates, the Class B Certificates and, if applicable, the Refinancing Certificates that are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Class A Certificates referred to in the first sentence of this paragraph shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 6.01(a). Each Class A

Trust Supplement No. 2013-1A

AA Aircraft EETC

Certificateholder agrees by its acceptance of its Class A Certificate that it will, upon payment from such Class B Certificateholder(s), Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except as to its own acts) all of the right, title, interest and obligation of such Class A Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Class A Liquidity Facility, the NPA, the Note Documents and all Class A Certificates and Escrow Receipts held by such Class A Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser(s) shall assume all of such Class A Certificateholder’s obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Class A Liquidity Facility, the NPA, the Note Documents and all such Class A Certificates and Escrow Receipts. The Class A Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Class A Certificateholder to deliver any Class A Certificate and, upon such a purchase, (i) the Class A Certificateholders shall have no further rights with respect to the Class A Certificates and (ii) if the purchaser(s) shall so request, each such Class A Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement and the applicable provisions of this Trust Supplement to enable new Class A Certificates to be issued to the purchaser(s) in such denominations otherwise authorized under this Agreement as it shall request. All charges and expenses in connection with the issuance of any such new Class A Certificates shall be borne by the purchaser(s) thereof.

(b) This Section 6.01 supplements and, to the extent inconsistent with any provision of Section 6.01(d) of the Basic Agreement, replaces the provisions of Section 6.01(d) of the Basic Agreement. Notwithstanding anything to the contrary set forth herein or in any Operative Agreement, the provisions of this Section 6.01 may not be amended in any manner without the consent of each Class A Certificateholder, Class B Certificateholder and Additional Certificateholder or, as the case may be, Refinancing Certificateholder (in each case, other than the Company or any of its Affiliates in its respective capacity as a Certificateholder) that would be adversely affected thereby; provided that the purchase price under this Section 6.01 (as in effect on the date hereof) for any Certificate held by the Company or any of its Affiliates shall not be modified without the prior written consent of the Company. For the avoidance of doubt, if a Certificate Buy-Out Event ceases to exist and another Certificate Buy-Out Event occurs and is continuing, the purchase rights set forth in Section 6.01(a) shall be revived notwithstanding any exercise of such rights during the continuance of any preceding Certificate Buy-Out Event.

ARTICLE VII

THE TRUSTEE

Section 7.01 Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the NPA on or prior to the date of the initial issuance of the Initial Certificates (the “Issuance Date”), each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction

Trust Supplement No. 2013-1A

AA Aircraft EETC

or waiver of the closing conditions specified in the Certificate Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Class A Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Class A Trust, in Schedule A to the Certificate Purchase Agreement evidencing the entire ownership interest in the Class A Trust, which amount equals the maximum aggregate principal amount of Series A Equipment Notes which may be purchased from time to time by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.05 and 3.06 of the Basic Agreement, Sections 4.03, 4.04 and 4.05 of this Trust Supplement or upon exchange of the Initial Certificates for Exchange Certificates, the Trustee shall not execute, authenticate or deliver Class A Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 7.01(a) supersede and replace the first three sentences of Section 2.02(a) of the Basic Agreement and the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Class A Trust.

(b) On or after the Issuance Date, the Company may deliver from time to time, and in accordance with Section 1(b) of the NPA, to the Trustee a Funding Notice relating to one or more Series A Equipment Notes. After receipt of such a Funding Notice and in any case no later than one Business Day prior to a Funding Date as to which such Funding Notice relates (the “Applicable Funding Date”), the Trustee shall (as and when specified in the Funding Notice) deliver to the Escrow Agent the Withdrawal Certificates and related Applicable Notices of Purchase Withdrawal, as contemplated by Section 1.02(c) of the Escrow Agreement and by such Funding Notice. The Trustee shall (as and when specified in such Funding Notice), subject to the conditions set forth in Section 2 of the NPA, enter into and perform its obligations under the Participation Agreement specified in such Funding Notice (the “Applicable Participation Agreement”) and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Funding Date, the Trustee receives from the Company a notice pursuant to the first sentence of Section 1(f) of the NPA, then the Trustee shall give notice to the Depositary (with a copy to the Escrow Agent) of the cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Funding Date as contemplated by Section 2.3 of the Deposit Agreement. Upon satisfaction of the conditions specified in the NPA and the Applicable Participation Agreement, the Trustee shall purchase the applicable Series A Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Funding Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Series A Equipment Notes shall equal the principal amount of such Series A Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Series A Equipment Notes or to the extent not applied on the Applicable Funding Date to the purchase price of the Series A Equipment Notes shall be re-deposited by the Trustee with the Depositary on the Applicable Funding Date in accordance with the terms of the Deposit Agreement. The provisions of this Section 7.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Class A Trust, and no provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall apply to the Class A Trust.

(c) With respect to the Class A Trust, Section 4.01(b) of the Basic Agreement is superseded and replaced in its entirety with the following: “The Trustee shall establish and maintain on behalf of the Class A Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic

Trust Supplement No. 2013-1A

AA Aircraft EETC

Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Class A Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement or the Intercreditor Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.”

(d) With respect to the Class A Trust, the second sentence of Section 4.02(c) of the Basic Agreement shall be superseded and replaced in its entirety with the following sentence: “Subject to the provisions of the Intercreditor Agreement: (i) in the event of redemption or purchase of Series A Equipment Notes held in the Class A Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase; and (ii) in the case of any other Special Payments, such notice of Special Payment shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter.”

(e) With respect to the Class A Trust, clause (ii) of the third sentence of Section 4.02(c) of the Basic Agreement shall be amended by deleting in its entirety the parenthetical phrase “(taking into account any payment to be made by the Responsible Party pursuant to Section 2.02(b)).”

Section 7.02 Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall promptly give the Escrow Agent notice, as contemplated by clause (ii) of Section 1.02(f) of the Escrow Agreement, that the Trustee’s obligation to purchase Series A Equipment Notes under the NPA has terminated and the Cut-off Date has occurred.

Section 7.03 The Trustee. (a) Subject to Section 7.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Intercreditor Agreement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company or the other parties thereto (other than the Trustee), except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Class A Certificate, the Intercreditor Agreement, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b) The Trustee shall at all times be a bank or trust company, organized and doing business under the laws of the United States or any state thereof, a substantial part of the business of which consists of (i) receiving deposits and making loans or (ii) exercising fiduciary powers similar to those permitted to national banks by the Comptroller of the Currency, and which is subject to supervision and examination by state or federal authority having supervision over banking institutions.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Section 7.04 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party;

(b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law governing its trust powers or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the charter or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the corporate trust activities of the Trustee; and

(d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 7.05 Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which are attributable to the Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.

Trust Supplement No. 2013-1A

AA Aircraft EETC

ARTICLE VIII

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 8.01 Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Class A Trust, by (i) replacing the phrase “of this Agreement” set forth in paragraph (a) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement”, and (ii) replacing the phrase “under this Agreement” set forth in paragraph (b) thereof with the phrase “under this Agreement, the NPA and any Note Document”.

Section 8.02 Supplemental Agreements Without Consent of Class A Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the request of the Company at any time and from time to time, enter into (or, in the case of the Deposit Agreement, consent to) and, if applicable, request the Escrow Agent and Escrow Paying Agent to enter into (i) one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (15) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA, (b) references in clauses (4) and (5) of such Section 9.01 to “any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility” shall also be deemed to refer to “the Intercreditor Agreement, the Class A Liquidity Facility, the Escrow Agreement, the NPA, any Participation Agreement, the Deposit Agreement”, (c) references to “any Intercreditor Agreement, any Liquidity Facility” in clause (7) of such Section 9.01 shall also be deemed to refer to “the Intercreditor Agreement, the Class A Liquidity Facility, the Escrow Agreement, the NPA, any Participation Agreement, the Deposit Agreement” and (d) references to “any Intercreditor Agreement, any Note Purchase Agreement, any Indenture, any Liquidity Facility” and to “any Intercreditor Agreement, any Liquidity Facility” in clause (8) of such Section 9.01 shall also be deemed to refer to “the Intercreditor Agreement, the NPA, any Indenture, the Class A Liquidity Facility, the Escrow Agreement, the Deposit Agreement, any Participation Agreement”, (ii) one or more agreements supplemental to any Operative Agreement, the NPA, the Escrow Agreement or the Deposit Agreement to provide for the formation of an Additional Trust, the issuance of Additional Certificates, the purchase by an Additional Trust of applicable Additional Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 4(a)(v) of the NPA and Section 8.01(d) of the Intercreditor Agreement, and (iii) one or more agreements supplemental to any Operative Agreement, the NPA, the Escrow Agreement or the Deposit Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided

Trust Supplement No. 2013-1A

AA Aircraft EETC

in Section 4(a)(v) of the NPA and Section 8.01(c) of the Intercreditor Agreement. In addition, the following provisions of Section 9.01 of the Basic Agreement shall be amended, with respect to the Class A Trust, as follows: (A) Section 9.01(1) of the Basic Agreement shall be amended by replacing the word “including” with the word “or”; (B) Section 9.01(6) of the Basic Agreement shall be amended by inserting the phrase “(or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary,” after the phrase “any exchange or quotation system on which the Certificates of any series are listed” but before the phrase “or of any regulatory body”; (C) Section 9.01(7) of the Basic Agreement shall be amended by inserting the phrase “to establish or” after the phrase “to such extent as shall be necessary” but before the phrase “to continue”; and (D) Section 9.01(8) of the Basic Agreement shall be amended by inserting the phrase “, or to evidence the substitution of a Liquidity Provider with a Replacement Liquidity Provider or to provide for a Replacement Liquidity Facility, all as provided in any Intercreditor Agreement; or to evidence the substitution of a Depositary with a Replacement Depositary or to provide for a Replacement Deposit Agreement, all as provided in the NPA; or to evidence and provide for the acceptance of appointment by a successor Escrow Agent or successor Escrow Paying Agent under the Escrow Agreement;” after the phrase “ one or more Trusts” but before the phrase “and to add to or change”.

Section 8.03 Supplemental Agreements with Consent of Class A Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement, the Class A Liquidity Facility or the NPA or modifying in any manner the rights and obligations of the Class A Certificateholders under the Escrow Agreement, the Deposit Agreement, the Class A Liquidity Facility or the NPA; provided, that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Class A Certificateholders of payments upon the Deposits.

Section 8.04 Consent of Trustees for Amendment of Section 6.01. Notwithstanding any provision in Section 8.02 or Section 8.03 of this Trust Supplement to the contrary, no amendment or modification of Section 6.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

Section 8.05 Amendment of Section 3.04 of the Basic Agreement. Sections 4.04 and 4.05 of this Trust Supplement supersede and replace Section 3.04 of the Basic Agreement with respect to the Trust.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Final Termination Date. The respective obligations and responsibilities of the Company and the Trustee created hereby and the Class A Trust created hereby shall terminate upon the distribution to all Class A Certificateholders and the Trustee of

Trust Supplement No. 2013-1A

AA Aircraft EETC

all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, Sr., the father of John F. Kennedy, former President of the United States, living on the date of this Trust Supplement.

Section 9.02 Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. To the extent that any provisions of the Basic Agreement are superseded by any provisions of this Trust Supplement, any reference to such provisions of the Basic Agreement herein or in the Basic Agreement shall be deemed to be such provisions of this Trust Supplement.

Section 9.03 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT AND THE CLASS A CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 9.04 Counterparts. This Trust Supplement may be executed in any number of counterparts (and each of the parties shall not be required to execute the same counterpart). Each counterpart of this Trust Supplement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Trust Supplement, but all of such counterparts together shall constitute one instrument.

Section 9.05 Intention of Parties. The parties hereto intend that the Class A Trust be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I, Subchapter J, Chapter 1 of Subtitle A of the Code, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder of, and each Person acquiring a beneficial interest in, a Class A Certificate, by its acceptance of its Class A Certificate or a beneficial interest therein, agrees to treat the Class A Trust as a grantor trust for all United States federal, state and local income tax purposes. The Trustee shall not be authorized or empowered to do anything that would cause the Class A Trust to fail to qualify as a grantor trust for such tax purposes (including as subject to this restriction, acquiring any Aircraft by bidding the Equipment Notes relating thereto or otherwise, or taking any action with respect to any such Aircraft once acquired).

Section 9.06 Submission to Jurisdiction. Each of the parties hereto hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, except during the period prior to the Plan Effective Date, during which the Bankruptcy Court shall also have non-exclusive jurisdiction, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (ii) waives, and agrees not to

Trust Supplement No. 2013-1A

AA Aircraft EETC

assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

Trust Supplement No. 2013-1A

AA Aircraft EETC

IN WITNESS WHEREOF, the parties have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized as of the date first written above.

AMERICAN AIRLINES, INC.

By:	/s/ Patricia Delgadillo
Name: Patricia Delgadillo
Title: Managing Director – Treasury

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Assistant Vice President

Trust Supplement No. 2013-1A

AA Aircraft EETC

EXHIBIT A to

TRUST SUPPLEMENT NO. 2013-1A

FORM OF CERTIFICATE

[THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I) (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (D) TO AMERICAN AIRLINES, INC. OR ANY AFFILIATE THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(I)(C) ABOVE), IT WILL FURNISH TO THE TRUSTEE AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (2) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER

Trust Supplement No. 2013-1A

AA Aircraft EETC

MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE CERTIFICATES PURSUANT TO CLAUSE 2(I)(C) ABOVE OR UPON ANY TRANSFER OF THE CERTIFICATES UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). TRUST SUPPLEMENT NO. 2013-1A TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

BY ITS ACQUISITION OR ACCEPTANCE HEREOF OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR OF SUCH INTEREST REPRESENTS THAT EITHER (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A NON-U.S., GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), HAVE BEEN USED TO

[1]	To be included on the face of each Global Certificate and each Definitive Certificate issued in exchange for beneficial interests in a Global Certificate.
[2]	This legend to appear on Book-Entry Certificates to be deposited with The Depositary Trust Company.

Trust Supplement No. 2013-1A

AA Aircraft EETC

PURCHASE THIS SECURITY OR ANY INTEREST HEREIN, OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN BY THE HOLDER IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY PROVISION OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

Trust Supplement No. 2013-1A

AA Aircraft EETC

[GLOBAL CERTIFICATE]1

AMERICAN AIRLINES PASS THROUGH TRUST 2013-1A

AMERICAN AIRLINES [INITIAL] [EXCHANGE] PASS THROUGH CERTIFICATE,

SERIES 2013-1A

Final Expected Regular Distribution Date: July 15, 2025

evidencing a fractional undivided interest in the Trust,

the property of which includes or will include, among

other things, certain Equipment Notes each secured by

an Aircraft owned by American Airlines, Inc.

Certificate No.	$ Fractional Undivided Interest representing 0.0001973375221511370% of the Trust per $1,000 face amount	CUSIP No. [ ]

THIS CERTIFIES THAT             , for value received, is the registered owner of a $            (            dollars) Fractional Undivided Interest (or such lesser amounts as shall be the aggregate outstanding face amount hereof as set forth in the records of the Trustee) in the American Airlines Pass Through Trust, Series 2013-1A (the “Trust”) created by WILMINGTON TRUST COMPANY, as trustee (together with any successor in interest and any successor or other trustee appointed pursuant to the Trust Supplement referred to below, the “Trustee”) under a Pass Through Trust Agreement, dated as of March 12, 2013 (the “Basic Agreement”), between Wilmington Trust Company and American Airlines, Inc., a Delaware corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company”), as supplemented by Trust Supplement No. 2013-1A thereto, dated as of March 12, 2013 (collectively with the Basic Agreement, and as may be amended from time to time, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “American Airlines [Initial] [Exchange] Pass Through Certificates, Series 2013-1A” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by all of the provisions of the Agreement and the Intercreditor Agreement, including the subordination provisions of Section 9.09 of the Intercreditor Agreement. The Trust Property is expected to include certain Equipment Notes and includes all rights of the Trust and the Trustee, on behalf of the Trust, to receive any payments under the Intercreditor Agreement and the Class A Liquidity Facility. Each issue of the Equipment Notes will be secured by, among other things, a security interest in the Aircraft owned by the Company.

[1]	To be included on the face of each Global Certificate and each Global Exchange Certificate.

Trust Supplement No. 2013-1A

AA Aircraft EETC

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and will have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each January 15 and July 15 (each, a “Regular Distribution Date”), commencing on July 15, 2013, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Series A Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Series A Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the applicable Special Distribution Date, an amount in respect of such Special Payments on the Series A Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

The Holder of this Certificate is entitled to the benefits of the Registration Rights Agreement, dated as of March 12, 2013, among the Company, the Trustee and the representatives of the Initial Purchasers named therein (the “Registration Rights Agreement”). Subject to the terms of the Registration Rights Agreement, in the event that neither the consummation of the Exchange Offer nor the declaration by the Commission of a Shelf Registration Statement to be effective (a “Registration Event”) occurs on or prior to the 90th day after the Exchange Deadline (as defined below) (or, if the last day of such 90th day period is not a Business Day, the first Business Day thereafter) (the “Shelf Registration Deadline”), the interest rate per annum borne by the Certificates shall be increased by 0.50% per annum effective as of the first day after the Shelf Registration Deadline but only until the Exchange Offer is consummated or the Shelf Registration Statement is declared or otherwise becomes effective under Securities and Exchange Commission rules. In the event that the Shelf Registration Statement ceases to be available at any time in the manner prescribed and during the period specified by the Registration Rights Agreement for more than 45 days during any three-month period or 120 days within any one-year period, the interest rate per annum borne by the Certificates shall be increased by 0.50% from the 46th day or 121st day, as applicable, until such time as the Shelf Registration Statement again becomes available. The “Exchange Deadline” means the 270th day after the Plan Effective Date (or, if the last day of such 270-day period is not a Business Day, the first Business Day thereafter).2

Trust Supplement No. 2013-1A

AA Aircraft EETC

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distributions shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, the Trustee, the Subordination Agent, any Loan Trustee or any Affiliate of any thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for any payment or distribution to such Certificateholder pursuant to the terms of the Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees or any Affiliate of any thereof except as otherwise expressly provided in the Agreement, in any Note Document or in the Intercreditor Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement, at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as

[2]	To be included only on each Initial Certificate.

Trust Supplement No. 2013-1A

AA Aircraft EETC

Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

[The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $200,000 and multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination.]3 [The Certificates are issuable in denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination.]4 As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Company, the Trustee, the Registrar and any Paying Agent shall deem and treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Trustee, the Registrar or any such agent shall be affected by any notice to the contrary.

Each Certificateholder and Person with a beneficial interest herein, by its acceptance of this Certificate or such interest, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to acquire this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein by such Person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions.

[3]	To be included only in the Initial Certificates.
[4]	To be included only in the Exchange Certificates.

Trust Supplement No. 2013-1A

AA Aircraft EETC

THIS CERTIFICATE AND THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Trust Supplement No. 2013-1A

AA Aircraft EETC

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

AMERICAN AIRLINES PASS THROUGH TRUST 2013-1A

By:	WILMINGTON TRUST COMPANY, as Trustee

By:
Title:

Dated:

Trust Supplement No. 2013-1A

AA Aircraft EETC

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Officer

Trust Supplement No. 2013-1A

AA Aircraft EETC

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing                         attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES OTHER THAN

EXCHANGE CERTIFICATES]

In connection with any transfer of this Certificate occurring prior to the date which is the earlier of (i) the date the shelf registration statement is declared effective or (ii) the end of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[ ] (a) this Certificate is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ] (b) this Certificate is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Certificate and the Agreement.

Trust Supplement No. 2013-1A

AA Aircraft EETC

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 4.04 of the Trust Supplement shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

Trust Supplement No. 2013-1A

AA Aircraft EETC

EXHIBIT B to

TRUST SUPPLEMENT NO. 2013-1A

DTC LETTER OF REPRESENTATIONS

Trust Supplement No. 2013-1A

AA Aircraft EETC